As filed with the Securities and Exchange Commission on December 10, 2024

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Evolution Petroleum Corporation

(Exact name of registrant as specified in its charter)

001-32942

(Commission File Number)

Nevada	41-1781991
(State or Other Jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

1155 Dairy Ashford Road, Suite 425, Houston, Texas	77079
(Address of Principal Executive Offices)	(Zip Code)

(713) 935-0122

(Registrant’s Telephone Number, Including Area Code)

Evolution Petroleum Corporation Amended and Restated 2016 Equity Incentive Plan

(Full Title of the Plan)

Kelly W. Loyd

President and Chief Executive Officer and Director

1155 Dairy Ashford Road, Suite 425

Houston, Texas 77079

(713) 935-0122

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copy to:

William T. Heller IV, Esq.

Mayer Brown LLP

700 Louisiana Street, Suite 3400

Houston, TX 77002-2730

Tel: (713) 238-2684

Fax: (713) 238-4618

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definition of “large accelerated filer”, “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐	Non-accelerated filer	☒	Smaller reporting company	☒
						Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Registration Statement is being filed by Evolution Petroleum Corporation (the “Company”) to register an additional 2,100,000 shares of the Company’s common stock, par value $0.001 per share, for issuance under the Company’s Amended and Restated 2016 Equity Incentive Plan (the “Amended and Restated Plan”) which was adopted by the Company’s Board of Directors on October 18, 2024, and was subsequently approved by the Company’s stockholders at the Company’s annual meeting of stockholders held on December 5, 2024. Under the Amended and Restated Plan, an aggregate of 5,700,000 shares of the Company’s common stock may be reserved for the issuance of awards to employees, consultants, and directors and such other individuals designated by the Company’s compensation committee who are reasonably expected to become employees, consultants, and directors after the receipt of awards.

Part I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

As permitted by the rules of the Securities and Exchange Commission (the “Commission”), this Registration Statement omits certain information specified in Part I of Form S-8. The documents containing the information specified in Part I of this Registration Statement will be sent or given to eligible employees as specified in Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 promulgated under the Securities Act.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Company with the Commission are hereby incorporated by reference:

(a)	The Company’s Annual Report on Form 10-K for the year ended June 30, 2024, filed on September 11, 2024 (including information specifically incorporated therein by reference from the Definitive Proxy Statement on Schedule 14A for the 2024 Annual Meeting of Stockholders, filed on October 24, 2024);

(b)	The Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2024, filed on November 13, 2024;

(c)	The Company’s Current Reports on Form 8-K filed on October 21, 2024, November 12, 2024 (but only those portions deemed filed and not furnished) and December 10, 2024; and

(d)	The description of the Company’s common stock contained in its registration statement on Form 8-A filed on July 13, 2006, and any amendment or report filed for the purpose of updating such description.

In addition, all reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934 (the “Exchange Act”), subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment hereto that indicates that all securities offered hereunder have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Nothing in this Registration Statement shall be deemed to incorporate information furnished but not filed with the Commission, including in any Current Report on Form 8-K, or any exhibit thereto.

For purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated herein by reference modifies or supersedes such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interest of Named Experts and Counsel.

None.

Item 6. Indemnification of Directors and Officers.

Under Nevada law, a corporation shall indemnify a director or officer against expenses, including attorneys’ fees, actually and reasonably incurred by him, to the extent the director or officer has been successful on the merits or otherwise in defense of any action, suit or proceeding. A corporation may indemnify a director or officer who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit or proceeding, unless:

•	The director’s or officer’s act or failure to act constitutes a breach of his or her fiduciary duties as a director or officer, and his or her breach of those duties involves intentional misconduct, fraud or a knowing violation of law; or

•	The director or officer does not act in good faith and in a manner which he or she reasonably believes to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, the director or officer has reasonable cause to believe his or her conduct was unlawful.

Our bylaws include an indemnification provision under which we have the power to indemnify our directors, officers and former officers and directors (including heirs and personal representatives) against all costs, charges and expenses actually and reasonably incurred, including an amount paid to settle an action or satisfy a judgment to which the director or officer is made a party by reason of being or having been a director or officer of the Company or any of our subsidiaries.

Our bylaws also provide that our directors may cause us to purchase and maintain insurance for the benefit of a person who is or was serving as a director, officer, employee or agent of the Company or any of our subsidiaries (including heirs and personal representatives) against a liability incurred by him or her as our director, officer, employee or agent.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Unless otherwise indicated below as being incorporated by reference to another filing of the Company with the Commission, the following exhibits are filed with this Registration Statement:

4.1	Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 of our Quarterly Report on Form 10-Q filed February 8, 2023).
4.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.3 of our Annual Report on Form 10-K filed September 13, 2023).
4.3	2016 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 of our Quarterly Report on Form 10-Q filed February 8, 2017).
4.3.1	Amendment No. 1 to Evolution Petroleum Corporation 2016 Equity Incentive Plan, adopted December 9, 2020, (incorporated by reference to Appendix A to the Company’s Definitive Proxy Statement, filed on October 28, 2020).
4.3.2	Evolution Petroleum Corporation Amended and Restated 2016 Equity Incentive Plan (incorporated by reference to Appendix A to the Company’s Definitive Proxy Statement, filed on October 24, 2024).
5.1	Opinion of Fennemore Craig, P.C. on legality of the securities being registered (filed herewith).
23.1	Consent of Fennemore Craig, P.C. (included in Exhibit 5.1 to this Registration Statement).
23.2	Consent of Moss Adams LLP, Independent Registered Public Accounting Firm (filed herewith).
23.3	Consent of Netherland, Sewell & Associates, Inc. (filed herewith).
23.4	Consent of DeGolyer & MacNaughton (filed herewith).
23.5	Consent of Cawley, Gillespie and Associates, Inc. (filed herewith).
24.1	Powers of Attorney (included on the signature page of this Registration Statement).
107	Filling Fee Table.

Item 9. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, State of Texas, on December 10, 2024.

Evolution Petroleum Corporation

By:	/s/ KELLY W. LOYD
Name:	Kelly W. Loyd
Title:	President and Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears immediately below constitutes and appoints Kelly W. Loyd and Ryan Stash, and each of them severally, each of whom may act without joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-8 and all documents in connection therewith and all instruments necessary, appropriate or advisable to enable the registrant to comply with the Securities Act of 1933 and other federal and state securities laws in connection with the Registration Statement, and any and all amendments thereto (including pre- and post-effective amendments) or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits and schedules thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ KELLY W. LOYD	President and Chief Executive	December 10, 2024
Kelly W. Loyd	Officer (Principal Executive Officer) and Director

/s/ RYAN STASH	Senior Vice President, Chief Financial Officer and	December 10, 2024
Ryan Stash	Treasurer (Principal Financial Officer)

/s/ KELLY M. BEATTY	Chief Accounting Officer (Principal	December 10, 2024
Kelly M. Beatty	Accounting Officer)

/s/ ROBERT S. HERLIN	Chairman of the Board	December 10, 2024
Robert S. Herlin

/s/ EDWARD J. DIPAOLO	Lead Director	December 10, 2024
Edward J. DiPaolo

/s/ MYRA C. BIERRIA	Director	December 10, 2024
Myra C. Bierria

/s/ WILLIAM DOZIER	Director	December 10, 2024
William Dozier

/s/ MARJORIE A. HARGRAVE	Director	December 10, 2024
Marjorie A. Hargrave